Item 27. Exhibit (h) i. b. 3. a.

AMENDMENT TO DISTRIBUTION SUB-AGREEMENT

THIS AMENDMENT is dated as of September 30, 2015 by and among BlackRock Variable Series Funds, Inc. (the “Company”), Massachusetts Mutual Life Insurance Company (the “Insurance Company”) and MML Strategic Distributors, LLC (“MSD”) (collectively, the “Parties”).

WHEREAS, the Company and the Insurance Company entered into a Distribution Sub-Agreement dated July 13, 2015 (the “Agreement”); and

WHEREAS, MSD, a registered broker-dealer and member of FINRA, provides certain administrative and recordkeeping functions associated with the Contracts; and

WHEREAS, the Parties desire and agree to amend the Agreement in the manner stated below.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	MSD is hereby added as a party to the Agreement.

2.	For purposes of the fees paid to Insurance Company under Section 2 (Distribution Fee Payments) of the Agreement, any such fees shall be payable to MSD. Such payments should be made as follows:

By check to:	By wire to:
MML Strategic Distributors, LLC	Bank: Bank of America
P.O. Box 8089	ABA#: 026009593
Boston, MA 02266-8089	Account Name: MML Strategic Distributors, LLC
Attention: MMLIS Finance	Account Number: 002240071598

By Automated Clearing House:
Bank: Bank of America
ABA#: 011900445
Account Name: MML Strategic Distributors, LLC
Account Number: 002240071598

3.	Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect. Capitalized terms herein that are not defined shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date referenced above.

BLACKROCK VARIABLE SERIES FUNDS, INC.		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Jen McGovern	By:	/s/ Jeffrey M. Dube

	Jen McGovern, as Vice President		Jeffrey M. Dube, Vice President & Actuary
	Type Name/Title		Type Name/Title

MML STRATEGIC DISTRIBUTORS, LLC

By:	/s/ Nathan Hall

Nathan Hall, Chief Financial Officer
Type Name/Title

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